EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ANN-MARIE CAMPBELL APPOINTED TO

POTBELLY CORPORATION BOARD OF DIRECTORS

Chicago, IL. August 8, 2014 – Potbelly Corporation (NASDAQ: PBPB) today announced that Ann-Marie Campbell has been appointed to Potbelly’s Board of Directors. Ms. Campbell is President – Southern Division for The Home Depot. Ms. Campbell has spent her career at The Home Depot, steadfastly progressing from associate to district manager to vice president prior to assuming her current role.

“We are pleased to have Ann-Marie join our Board,” said Aylwin Lewis, Chairman and Chief Executive Officer of Potbelly. “Her retail operational expertise and experience will add value to the Company, as will her merchandising, sales and marketing skills.”

About Potbelly

Potbelly Corporation is a fast-growing neighborhood sandwich concept offering toasty warm sandwiches, signature salads and other fresh menu items served by engaging people in an environment that reflects the Potbelly brand. Our Vision is for our customers to feel that we are their “Neighborhood Sandwich Shop” and to tell others about their great experience. Our Mission is to make people really happy and to improve every day. Our Passion is to be “The Best Place for Lunch.” The Company owns and operates over 300 shops in the United States and the District of Columbia and our franchisees operate over 20 shops domestically and in the Middle East. For more information visit our website at www.potbelly.com.

####

Contact:	Investor Relations
Investors@Potbelly.com 312-428-2950